Exhibit 10.2

Rayonier Inc.

Supplemental Savings Plan

(Effective March 1, 2016)

85713747.12

TABLE OF CONTENTS

Page

ARTICLE I	The Plan	1
1.1	Establishment of the Plan	1
1.2	Purpose	1
ARTICLE II	Definitions	1
2.1	Definitions	1
2.2	Gender and Number	5
ARTICLE III	Participation	5
3.1	Eligibility	5
3.2	Commencement	5
3.3	Termination of Eligibility	5
ARTICLE IV	Contributions	5
4.1	Accounts	5
4.2	Excess Salary Deferral Contributions	6
4.3	Bonus Compensation	6
4.4	Excess Matching Contributions	7
4.5	Excess Discretionary Matching Contributions	8
4.6	Excess Employer Retirement Contributions	8
4.7	Excess Enhanced Retirement Contributions	8
4.8	Adjustment to Accounts	9
4.9	Vesting	9
4.10	Date of Payment	9
4.11	Form of Payment	9
4.12	Death Benefits	10
4.13	Hardship Withdrawals	10
ARTICLE V	Rights of Participants	10
5.1	Contractual Obligation	10
5.2	Unsecured Interest	10
ARTICLE VI	Administration	11

-i-

85713747.12

TABLE OF CONTENTS
(continued)
Page

6.1	Administration	11
6.2	Indemnification	11
6.3	Expenses	11
6.4	Tax Withholding	11
6.5	Claims Procedure	11
ARTICLE VII	Miscellaneous	13
7.1	Nontransferability	13
7.2	Rights Against the Company	13
7.3	Amendment or Termination	13
7.4	Applicable Law	14
7.5	Illegality of Particular Provision	14

-ii-

85713747.12

ARTICLE I    The Plan
1.1    Establishment of the Plan
Rayonier Inc. hereby establishes the Rayonier Inc. Supplemental Savings Plan (the “Plan”), effective March 1, 2016.
1.2    Purpose
The Plan is intended to provide Employees with contributions lost due to restrictions on defined contribution plans under Sections 401(a)(17), 401(k), 401(m), 402(g), and 415 of the Code, which primarily affect higher-paid Employees. The intent is to provide these Employees with allocations under this Plan that, when added to such Employees’ contributions under the Rayonier Investment and Savings Plan for Salaried Employees will be similar to contributions other Employees can receive under such plan.
The Plan also provides eligible Employees with the opportunity to defer all or any portion of their bonuses otherwise payable for a Plan Year. The Plan is intended to be an unfunded plan under the Employee Retirement Income Security Act of 1974, as amended, that is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated Employees.
ARTICLE II        Definitions
2.1    Definitions
Capitalized terms used in the Plan shall have the respective meanings set forth below:

(a)
“Account” or “Accounts” shall mean, as applicable, a Participant’s Excess Salary Deferral Contribution Account, Excess Bonus Deferral Contribution Account, Bonus Deferral Contribution Account, Excess Matching Contribution Account, Excess Discretionary Matching Contribution Account, Excess Employer Retirement Contribution Account and Excess Enhanced Retirement Contribution Account.

(b)
“Base Salary” shall mean an Employee’s compensation from the Company at the Employee’s base rate, determined prior to any election by the Participant pursuant to Section 401(k) or 125 of the Code, excluding any overtime, bonus, foreign service allowance, short-term disability payment (including salary continuation payments made by the Company) or any other form of compensation.

(c)	“Beneficiary” shall mean the person designated under Section 4.12.

(d)
“Bonus Compensation” shall mean any annual incentive bonus compensation and any special bonus compensation that meets the definition of performance based compensation under the Code Section 409A Rules.

(e)	“Bonus Deferral Contribution” shall mean those amounts deferred by the Participant under Section 4.3(b).

(f)
“Bonus Deferral Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Bonus Deferral Contributions, if any, are credited.

(g)
“Bonus Deferral Contribution Agreement” shall mean a written agreement between the Company and the Participant to defer all or a portion of the Participant’s Bonus Compensation, as described in Section 4.3(b), and to select the form of payment for such deferral, as described in Section 4.11(b).

(h)	“Change of Control” shall have the same meaning as a “change in control event” under the provisions of Treasury Regulation Section 1.409A-3(i)(5)(i) under Section 409A(a)(2)(A)(v) of the Code.

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j)	“Code Section 409A Rules" shall mean Section 409A of the Code and the final regulations and other IRS guidance promulgated thereunder, as in effect from time to time.

(k)	“Company” shall mean Rayonier Inc.

85713747.12

(l)
“Compensation” shall mean an Employee’s base rate and bonus compensation from the Company, determined prior to any election by the Participant pursuant to Section 401(k) or 125 of the Code, but excluding any overtime, foreign service allowance, short-term disability payment (including salary continuation payments made by the Company) or any other form of compensation.

(m)	“Discretionary Matching Contribution” shall have the meaning set forth in the Qualified Plan.

(n)	“Employee” shall have the meaning set forth in the Qualified Plan.

(o)	“Employer Retirement Contribution” shall have the meaning set forth in the Qualified Plan.

(p)	“Enhanced Retirement Contribution” shall have the meaning set forth in the Qualified Plan.

(q)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(r)	“Excess Bonus Deferral Contribution” shall mean those amounts deferred by the Participant under Section 4.3(a).

(s)
“Excess Bonus Deferral Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Bonus Deferrals, if any, are credited.

(t)
“Excess Bonus Deferral Contribution Agreement” shall mean a written agreement between the Company and the Participant to defer all or a portion of the Participant’s Bonus Compensation, as described in Section 4.3(a).

(u)	“Excess Discretionary Matching Contribution” shall mean the amount credited to the Participant under Section 4.4.

(v)
“Excess Discretionary Matching Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Discretionary Matching Contributions, if any, are credited.

(w)	“Excess Employer Retirement Contribution” shall mean the amount credited to a Participant under Section 4.6.

(x)
“Excess Employer Retirement Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Employer Retirement Contributions, if any, are credited.

85713747.12

(y)	“Excess Enhanced Retirement Contribution” shall mean the amount credited to a Participant under Section 4.7.

(z)
“Excess Enhanced Retirement Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Enhanced Retirement Contributions, if any, are credited.

(aa)	“Excess Matching Contribution” shall mean the amount credited to the Participant under Section 4.4.

(bb)
“Excess Matching Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Matching Contributions are credited.

(cc)	“Excess Salary Deferral Contribution” shall mean those amounts deferred by the Participant under Section 4.2.

(dd)
“Excess Salary Deferral Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Salary Deferral Contributions are credited.

(ee)
“Excess Salary Deferral Contribution Agreement” shall mean a written agreement between the Company and the Participant to defer all or a portion of the Participant’s Base Salary, as described in Section 4.2.

(ff)
“Excess Savings Account” shall mean, as applicable, an account comprised of Excess Salary Deferral Contributions, Excess Bonus Deferral Contributions, Excess Matching Contributions, Excess Discretionary Matching Contributions, Excess Employer Retirement Contributions and Excess Enhanced Retirement Contributions.

(gg)	“Matching Contribution” shall have the meaning set forth in the Qualified Plan.

(hh)
“Newly Eligible Participant” shall mean an Employee who participates in the Plan pursuant to Article III and who is not a participant under another nonqualified deferred compensation plan that is required to be aggregated with the Plan pursuant to the Code Section 409A Rules.

(ii)	“Participant” shall mean an Employee who participates in the Plan pursuant to Article III.

(jj)	“Payment Option Form” shall mean the administrative form provided by the Company for use by a Participant for selecting the form of payment for the Participant’s Excess Savings Account.

(kk)	“Plan Administrator” shall mean the entity described in Article VI.

85713747.12

(ll)	“Plan Year” shall mean the plan year of the Qualified Plan.

(mm)	“Qualified Plan” shall mean the Rayonier Investment and Savings Plan for Salaried Employees, which is intended to be qualified under Section 401(a) of the Code.

(nn)	“Salary Deferral Contribution” shall mean the Salary Deferral Contributions and Catch-Up Contributions, as set forth in the Qualified Plan.

(oo)
“Separation Delay Period” shall mean the six month period following the date of a Participant’s Separation from Service (or such other applicable period as may be provided for by Section 409A(a)(2)(B)(i) of the Code as in effect at the time), or earlier upon the death of the Participant, such that any payment delayed during the Separation Delay Period is to be paid on the first business day of the seventh month following the Separation from Service or, if earlier, such Participant’s death.

(pp)	“Separation from Service” and “Specified Employee” shall have the respective meanings assigned such terms under the Code Section 409A Rules.

(qq)	“Threshold Amount” shall mean the annual compensation limit in effect under Section 401(a)(17) of the Code for the relevant Plan Year.

(rr)	“Valuation Date” shall mean the last day of each calendar month and such other dates as determined by the Plan Administrator in its sole discretion.
2.2    Gender and Number
Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.
ARTICLE III        Participation
3.1    Eligibility
With respect to a Plan Year, each management Employee or highly compensated Employee designated by the Plan Administrator shall be eligible to participate in the Plan, provided such Employee participates in the Qualified Plan during the Plan Year. Notwithstanding the foregoing, a management Employee or highly compensated Employee designated by the Plan Administrator shall be eligible to make Bonus Deferral Contributions under Section 4.3(b) regardless of whether such Employee participates in the Qualified Plan during the Plan Year.
3.2    Commencement
Each Employee shall become a Participant on the first day of the month coincident with or next following the date he satisfies the eligibility requirements of Section 3.1.
3.3    Termination of Eligibility
An individual shall cease to be a Participant as of the date such individual ceases to meet all of the applicable requirements of Section 3.1 above; provided, however, that benefits accrued as of such date shall not be reduced and shall be paid as provided herein.
ARTICLE IV        Contributions
4.1    Accounts
The Company shall, as appropriate, establish and maintain as a bookkeeping entry an Excess Salary Deferral Contribution Account, an Excess Bonus Deferral Contribution Account, a Bonus Deferral Contribution Account, an Excess Matching Contribution Account, an Excess Discretionary Matching Contribution Account, an Excess Employer Retirement Contribution Account, and an Excess Enhanced Retirement Contribution Account for each Participant to which the Company

85713747.12

shall credit, as appropriate, the amounts described in this Article IV. Notwithstanding any other provision of the Plan, all Employee deferrals and Company credits to any Account provided in this Article IV shall be limited as necessary to comply with any applicable limitations of Section 1.409A-2(a)(9) and Section 1.409A-3(j)(5) of the Code Section 409A Rules.
4.2    Excess Salary Deferral Contributions
Each Employee described in Section 3.1 whose Base Salary exceeds the Threshold Amount may enter into an Excess Salary Deferral Contribution Agreement with the Company under which the Participant elects to defer an amount equal to the excess of up to 6 percent of the Base Salary that would otherwise be payable to him each payroll period during each subsequent Plan Year over the Salary Deferral Contributions made to the Qualified Plan on the Participant’s behalf for the corresponding payroll period, to the extent such Salary Deferral Contributions are attributable to the Participant’s Base Salary. Such election shall be irrevocable and shall remain in effect for such Plan Year and all subsequent Plan Years unless the Participant, prior to the beginning of a Plan Year, elects to revoke or amend the Excess Salary Deferral Contribution Agreement. An Excess Salary Deferral Contribution Agreement may be reinstated or amended prior to the beginning of any Plan Year for Base Salary payable in that Plan Year. Notwithstanding the foregoing, an Employee who becomes a Newly Eligible Participant during a Plan Year may execute an Excess Salary Deferral Contribution Agreement within 30 days of becoming eligible, but only with respect to Base Salary earned after such election. The Company shall credit the Excess Salary Deferral Contributions to the Participant’s Excess Salary Deferral Contribution Account as of the payroll period to which the Excess Salary Deferral Contributions relate.
4.3    Bonus Compensation and Extraordinary Contributions

(a)	Excess Bonus Deferral Contributions
Each Employee described in Section 3.1 whose Base Salary exceeds the Threshold Amount may enter into an Excess Bonus Deferral Contribution Agreement with the Company under which the Participant elects to defer up to 6 percent of the Bonus Compensation that will otherwise be payable to him in respect of such Plan Year over the amount of Salary Deferral Contributions made to the Qualified Plan on the Participant’s behalf for the corresponding payroll period in which the Bonus Compensation will otherwise have been paid, to the extent such Salary Deferral Contributions are attributable to the Participant’s Bonus Compensation. Such Excess Bonus Deferral Contribution Agreement shall be entered into by the Participant and the Company and shall become irrevocable no later than June 30th of the calendar year preceding the year in which the Bonus Compensation will otherwise be paid, provided the Participant performs services continuously from the later of the beginning of the performance period for determining the Bonus Compensation or the date the performance criteria are established through to the date of such election, and the amount of the Bonus Compensation has not become reasonably ascertainable. Such election shall be irrevocable and shall remain in effect for such Plan Year and all subsequent Plan Years to the extent the conditions of the preceding sentence continue to be met unless the Participant, prior to June 30th of the calendar year preceding the year in which the Bonus Compensation will otherwise be paid, elects to revoke or amend the Excess Bonus Deferral Contribution Agreement.

85713747.12

Notwithstanding the foregoing, an Employee who becomes a Newly Eligible Participant may execute an Excess Bonus Deferral Contribution Agreement within 30 days of becoming eligible, but only with respect to Bonus Compensation earned after such election. The Company shall credit the Excess Bonus Deferral Contributions to the Participant’s Excess Bonus Deferral Contribution Account as of the payroll period to which the Excess Bonus Deferral Contributions relate.

(b)	Bonus Deferral Contributions
An Employee described in Section 3.1 whose Base Salary exceeds the Threshold Amount may enter into a Bonus Deferral Contribution Agreement with the Company under which the Participant elects to defer all or any portion of any Bonus Compensation that will otherwise be payable to him in respect of such Plan Year; provided, however, that such deferral shall be reduced by the amount of any Excess Bonus Deferral Contribution made under Section 4.3(a) for such Plan Year. Such Bonus Deferral Contribution Agreement shall be entered into by the Participant and the Company and shall become irrevocable no later than June 30th of the calendar year preceding the year in which the Bonus Compensation will otherwise be paid, provided the Participant performs services continuously from the later of the beginning of the performance period for determining the Bonus Compensation or the date the performance criteria are established through to the date of such election, and the amount of the Bonus Compensation has not become reasonably ascertainable. Notwithstanding the foregoing, an Employee who becomes a Newly Eligible Participant may execute a Bonus Deferral Contribution Agreement within 30 days of becoming eligible, but only with respect to Bonus Compensation earned after such election. The Company shall credit the Bonus Deferral Contributions to the Participant’s Bonus Deferral Contribution Account as of the payroll period to which the Bonus Deferral Contributions relate.

(c)	Extraordinary Contributions
In addition, the Plan Administrator may, from time to time, and in its sole discretion and subject to such rules as may be required by the Code Section 409A Rules, permit Participants to elect to defer other extraordinary amounts of compensation to the Plan in addition to the deferrals permitted under Section 4.2 and 4.3. Any amounts deferred pursuant to this Section 4.3(c) shall be contributed to the applicable Account of the Participant and shall be subject to the provisions of this Plan.
4.4    Excess Matching Contributions
During each Plan Year, the Company shall credit to a Participant’s Excess Matching Contribution Account the sum of subsection (a) and subsection (b), but in no event more than an amount equal to 3.6 percent of Compensation over the Matching Contributions made for a Participant under the Qualified Plan for such Plan Year.

(a)	Excess Matching Contribution on Salary Deferral Contributions
The Company shall credit an amount equal to 60 percent of the Salary Deferral Contributions made for such Participant to the Qualified Plan for each payroll period during the Plan Year up to 6 percent of Compensation over the Matching Contributions made for such Participant to the Qualified Plan for such corresponding pay period. The Excess Matching Contributions made under this subsection (a) shall be credited to the Participant’s Excess Matching Contribution Account as of the same date or dates that the Salary Deferral Contributions are allocated under the Qualified Plan.

(b)	Excess Matching Contributions on Excess Salary Deferral Contributions and Excess Bonus Deferral Contributions
The Company shall credit to a Participant’s Excess Matching Contribution Account an amount that is equal to 60 percent of the Excess Salary Deferral Contributions and/or the Excess Bonus Deferral Contributions for that Plan Year. The Excess Matching Contributions made under this subsection (b) shall be credited to the Participant’s Excess Matching Contribution Account as of the same date or dates that the Excess Salary Contributions and/or Excess Bonus Deferral Contributions are allocated to the Participant’s Excess Salary Deferral Contributions Account and/or Excess Bonus Deferral Account, as applicable.
4.5    Excess Discretionary Matching Contributions
During each Plan Year that a Discretionary Matching Contribution is made under the Qualified Plan, the Company shall credit to a Participant’s Excess Discretionary Matching Contribution Account an amount that is equal to the Discretionary Matching Contribution percentage under the Qualified Plan multiplied by the Participant’s Excess Salary Deferral Contributions for that Plan Year. The Excess Discretionary Matching Contribution shall be credited to the Participant’s Excess Discretionary Matching Contribution Account as of the same date or dates that the Excess Salary Deferral Contributions are allocated to the Participant’s Excess Salary Deferral Contributions Account.
4.6    Excess Employer Retirement Contributions
For each Plan Year in which the Base Salary of an Employee described in Section 3.1 exceeds the Threshold Amount during such Plan Year, the Company shall credit to the Participant’s Excess Employer Retirement Contribution Account an amount that is equal to the Employer Retirement Contribution that would have been made for such Participant under the Qualified Plan without giving effect to the Threshold Amount over the actual Employer Retirement Contribution made for such Participant under the Qualified Plan for such Plan Year.
4.7    Excess Enhanced Retirement Contributions
For each Plan Year in which the Compensation of an Employee described in Section 3.1 exceeds the Threshold Amount during such Plan Year, the Company shall credit to the Participant’s Excess Enhanced Retirement Contribution Account an amount that is equal to the Enhanced Retirement Contributions that would have been made for such Participant under the Qualified Plan without giving effect to the Threshold Amount over the actual Enhanced Retirement Contribution made for such Participant under the Qualified Plan for such Plan Year.
4.8    Adjustment to Accounts
As of the end of each Valuation Date, Accounts of each Participant shall be credited on the books of the Company with a gain equal to the adjustment that would be made if assets equal to such Account had been invested with a rate of return equal to 120% of the long-term Applicable Federal Rate (adjusted monthly).

85713747.12

4.9    Vesting
A Participant shall have a nonforfeitable right to amounts credited to the Participant’s Accounts.
4.10    Date of Payment
A Participant’s Accounts shall be payable upon the Participant’s Separation from Service, or upon the occurrence of a Change of Control, provided, however, that payments made upon a Participant’s Separation from Service shall be made at the end of the Separation Delay Period if the Participant is a Specified Employee on the date of his Separation from Service.
4.11    Form of Payment

(a)
Excess Savings Account. At the time the Participant first becomes eligible for this Plan under Section 3.1, the Participant shall elect on the Payment Option Form one of the following forms of payment for all amounts credited to the Excess Savings Account:

(1)	Lump Sum. The Participant shall receive a single sum cash payment equal to the amount credited to the Excess Savings Account.

(2)
Installments. The Participant shall receive the amount credited to the Excess Savings Account in annual installments payable over a period not exceeding 15 years. Earnings shall continue to be credited on the unpaid amounts.

(b)
Bonus Deferral. Each time the Participant executes a Bonus Deferral Contribution Agreement, the Participant shall elect one of the following forms of payment for amounts credited to the Bonus Deferral Contribution Account pursuant to such Bonus Deferral Contribution Agreement:

(1)	Lump Sum. The Participant shall receive a single sum cash payment equal to the amount credited to the Bonus Deferral Contribution Account.

(2)
Installments. The Participant shall receive the amount credited to the Bonus Deferral Contribution Account in annual installments payable over a period not exceeding 15 years. Earnings shall continue to be credited on the unpaid amounts.

4.12    Death Benefits
The Participant shall designate on the form provided for this purpose by the Plan Administrator a Beneficiary to receive his Account in the event of such Participant’s death. If no Beneficiary is designated or if no Beneficiary survives the Participant, the Participant’s surviving spouse or, in the case of an unmarried Participant, the designated Beneficiary under the Rayonier Salaried Life Insurance Plan shall be the Beneficiary. In the event that no spouse survives the Participant or, in the case of an unmarried Participant, that the life insurance benefits have been assigned or that no Beneficiary has been designated under the Rayonier Life Insurance Plan, the Beneficiary shall be the Participant’s estate.
4.13    Hardship Withdrawals
Notwithstanding the provisions of Section 4.10, a Participant may, prior to the date payment of his Accounts is otherwise to be made, request a financial hardship withdrawal from any of his Accounts. A hardship withdrawal shall be available only upon a determination by the Company’s Vice President, Human Resources, that the hardship withdrawal satisfies the requirements of an unforeseeable emergency under the Code 409A Rules, which require that a Participant has suffered a severe and unanticipated emergency caused by an event that is beyond the control of the Participant, and that the amount of the withdrawal shall be limited to the amount necessary to satisfy the hardship. The Company’s Vice President, Human Resources, shall examine all relevant facts and circumstances to determine whether the Participant has a financial hardship and may require a Participant to submit any and all documentation that she deems necessary to substantiate the existence of a financial hardship.
ARTICLE V        Rights of Participants
5.1    Contractual Obligation
It is intended that the Company is under a contractual obligation to make payments under this Plan when due. The benefits under this Plan shall be paid out of the general assets of the Company.
5.2    Unsecured Interest
No special or separate fund shall be established and no segregation of assets shall be made to assure the payment of benefits hereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific asset of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. It is the intention of the Company that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA and any trust created by the Company and any assets held by such trust to assist the Company in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.
ARTICLE VI        Administration
6.1    Administration
The Plan shall be administered by the Company as Plan Administrator. The Plan Administrator may appoint one or more individuals and delegate such of its powers and duties described herein as it deems desirable to any such individual, in which case every reference herein made to the Plan Administrator shall be deemed to mean or include the individuals as to matters within their jurisdiction; provided, however, that in the absence of any contrary appointment or delegation, the authority, powers, and duties herein shall be assigned to the Company’s Vice President, Human Resources. The Plan Administrator shall, in its sole discretion, be authorized to construe and interpret all provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determinations and calculations necessary or appropriate hereunder. The determination of the Plan Administrator as to any disputed question arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive on all persons.
6.2    Indemnification
To the extent permitted by law, all agents and representatives of the Plan Administrator shall be indemnified by the Company and saved harmless against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.
6.3    Expenses
The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.
6.4    Tax Withholding
The Company may deduct from an Account, or withhold from a payment, any federal, state, or local taxes required by law to be withheld with respect to such Account or payment and such sums as the Company may reasonably estimate are necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such Account or payment.
6.5    Claims Procedure

(a)	Submission of Claims. Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator or to an individual designated by the Plan Administrator for this purpose.

(b)
Denial of Claim. If any claim for benefits is wholly or partially denied, the claimant shall be given written or electronic notice within 90 days following the date on which the claim is filed, which notice shall set forth —

(1)	the specific reason or reasons for the denial;

(2)	specific reference to pertinent Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)
an explanation of the Plan’s claim review procedures and time limits applicable to such procedures, including a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

(c)
Claim Review Procedure. The claimant or his authorized representative may submit a written request for review to the Plan Administrator no later than 60 days after the date on which written or electronic notification of the denial is received by the claimant (or, if applicable, within 60 days after the date on which such denial is deemed to have occurred).

The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
Not later than 60 days after receipt of the request for review, the Plan Administrator shall render and furnish to the claimant written or electronic notice of the decision on review, which notice shall set forth —

(1)	the specific reason or reasons for the decision;

(2)	specific reference to pertinent Plan provisions on which the decision is based;

(3)	a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(4)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefit. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

If special circumstances require an extension of time for processing the claim, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Plan Administrator shall not be subject to further review.

(d)
Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until the claimant has first exhausted the procedures set forth in this Section.

ARTICLE VII         Miscellaneous
7.1    Nontransferability
In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.
7.2    Rights Against the Company
Neither the establishment of the Plan, nor any modification thereof, nor any payments hereunder, shall be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time.
7.3    Amendment or Termination
Except as otherwise provided herein, the Plan may be amended, modified, or terminated at any time by the Company provided that, except as may be required in the reasonable judgment of the Company to comply with the Code Section 409A Rules, no such amendment, modification, or termination shall reduce or diminish without the consent of a Participant or Beneficiary, if applicable, such person’s right to receive any benefit accrued hereunder prior to the date of such amendment, modification, or termination. Notice of such amendment, modification, or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant having an interest in the Plan to whom the provision applies.
7.4    Applicable Law
This instrument shall be binding on all successors and assignees of the Company and shall be construed in accordance with and governed by the laws of the State of Florida, subject to the provisions of all applicable Federal laws.
7.5    Illegality of Particular Provision
The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

85713747.12

IN WITNESS WHEREOF, Rayonier Inc. has caused this instrument to be executed, effective March 1, 2016.

Rayonier Inc. By /s/ SHELBY PYATT Shelby Pyatt Vice President, Human Resources

85713747.12